                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934
                             ---------------------

                             GENESIS DIRECT, INC.
            (Exact Name of Registrant as Specified in its Charter)

                Delaware                               22-3449666
      (State or Other Jurisdiction                  (I.R.S. Employer
    of Incorporation or Organization)            Identification Number)

             100 Plaza Drive                              07094
          Secaucus, New Jersey                         (Zip Code)
(Address of Principal Executive Offices)

                             ---------------------

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

    Securities Act registration statement file number to which this form relates: 333-47455.

Securities to be registered pursuant to Section 12(b) of the Exchange Act:  None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $0.01 par value per share
(Title of class)
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Item 1.                 DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                        A complete description of the Common Stock, $0.01 par value per share, of Genesis Direct, Inc. (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-47455) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on March 6, 1998, as amended by Amendment No. 1 to the Registration Statement on Form S-1 filed by the Registrant with the Commission on April 17, 1998, as amended from time to time. Such description is hereby incorporated by reference.

Item 2.                 EXHIBITS.

                        The following exhibits are filed herewith (or incorporated by reference as indicated below):


                      Exhibit
                      Number                Description
                      ------                -----------

                        1 Certificate of Incorporation of the Registrant, as amended. Reference is made to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-47455) of the Registrant, as amended.

                        2 Certificate of Designation of the Registrant. Reference is made to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-47455) of the Registrant, as amended.

                        3 Form of Amended and Restated Certificate of Incorporation of the Registrant. Reference is made to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-47455) of the Registrant, as amended.

                        4   By-laws of the Registrant. Reference is made to
                            Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-47455) of the Registrant, as amended.

                        5 Form of Amended and Restated By-laws of the Registrant. Reference is made to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-47455) of the Registrant, as amended.

                        6 Specimen certificates for shares of the Registrant's Common Stock. Reference is made to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-47455) of the Registrant, as amended.

                        7   Stockholders Agreement.*

                        8 Registrant's Long-Term Incentive Plan. Reference is made to Exhibit 10.7 to the Registration Statement on Form S-1 (File No. 333-47455) of the Registrant, as amended.

                        9   Form of the Registrant's Employee Stock Purchase
                            Plan.*

                       10   Registrant's Directed Share Program.*

                           *Filed herewith
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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                     GENESIS DIRECT, INC.



                     By: /s/ Warren Struhl
                         ------------------------------------------
                         Name:  Warren Struhl
                         Title: Chairman of the Board of Directors, President and Chief Executive Officer
                         (Principal Executive Officer)


Date:    May 1, 1998